Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLINICAL DATA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	04-2573920

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933

(Address of Principal Executive Offices, including Zip Code
and Telephone Number)
Amended and Restated 2005 Equity Incentive Plan

(Full Title of the Plan)
Andrew J. Fromkin
President and Chief Executive Officer
Clinical Data, Inc.
One Gateway Center, Suite 702
Newton, MA 02458
(617) 527-9933

(Name, Address, including Zip Code, and Telephone Number,
including Area Code,
of Agent for Service)

(with a copy to)
John Hession
Marc Recht
McDermott Will & Emery LLP
28 State Street
Boston, MA 02109
(617) 535-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee(3)
Common Stock, par value $0.01 per share	1,000,000 shares	$15.35	$15,350,000.00	$1,643.00

(1)	Plus, pursuant to Rule 416(a) under the Securities Act, such additional number of shares as may be required in the event of a stock dividend, split-up of shares or other similar change in the Common Stock.
(2)	Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(c) and 457(h)(1) based on the average of the high and low price per share of the Registrant’s Common Stock on the NASDAQ Global Market on November 9, 2006.
(3)	This Registration Statement registers an additional 1,000,000 shares issuable under our Amended and Restated 2005 Equity Incentive Plan (the “Plan”). We have previously registered 1,000,000 shares issuable under the Plan prior to its amendment (Registration Statement No. 333-129634).

Statement Regarding Incorporation of Documents By Reference From Effective Registration Statements.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Ex-5.1 Opinion of McDermott Will & Emery LLP
Ex-23.1 Consent of Deloitte & Touche LLP

Statement Regarding Incorporation of Documents By Reference From Effective Registration Statements.
     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to our Amended and Restated 2005 Equity Incentive Plan (the “Plan”) is already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statement we filed on Form S-8 (File No. 333-129634) with the Securities and Exchange Commission on November 10, 2005 in its entirety, including exhibits thereto, relating to the registration of 1,000,000 shares of our Common Stock, $0.01 par value per share, authorized for issuance under the Plan. This Registration Statement provides for the registration of an additional 1,000,000 shares of our Common Stock authorized for issuance under the Plan.
Item 8.    Exhibits.
     The Exhibit Index immediately following the signature pages is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Newton, Commonwealth of Massachusetts, on November 16, 2006.

CLINICAL DATA, INC.
By:	/s/ Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer Principal Executive Officer

By:	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Senior Vice President and Chief Financial Officer Principal Financial and Accounting Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Andrew J. Fromkin and Caesar J. Belbel or either of them, his true and lawful attorneys and agent, with full power of substitution, and with power to act alone, to sign on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8 (including pre- and post-effective amendments) and to perform any acts necessary to file such amendments, with exhibits thereto and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm his signature as it may be signed by his said attorneys and agents to any and all such documents and all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Randal J. Kirk Randal J. Kirk	Chairman of the Board	November 16, 2006
/s/ Andrew J. Fromkin Andrew J. Fromkin	President, Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2006
/s/ Larry D. Horner Larry D. Horner	Director	November 16, 2006
/s/ Arthur B. Malman Arthur B. Malman	Director	November 16, 2006
/s/ Burton E. Sobel Burton E. Sobel, M.D.	Director	November 16, 2006
/s/ Kevin L. Rakin Kevin L. Rakin	Director	November 16, 2006

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation. Filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 2-82494), as filed with the Commission on March 17, 1983, and incorporated herein by reference.

4.2	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 1, 2003. Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on February 17, 2004, and incorporated herein by reference.

4.3	Certificate of Elimination of the Series A Nonvoting Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on July 7, 2005. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on July 11, 2005, and incorporated herein by reference.

4.4	Certificate of Designation of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on October 4, 2005. Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on October 11, 2005, and incorporated herein by reference.

4.5	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 6, 2005. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 11, 2005, and incorporated herein by reference.

4.6	Amended and Restated By-laws of the Company, as of June 20, 2005. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 24, 2005, and incorporated herein by reference.

4.7	Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 2-82494), as filed with the Commission on March 17, 1983, and incorporated herein by reference.

4.8	Specimen Series A Preferred Stock Certificate. Filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K, as filed with the Commission on June 29, 2006, and incorporated herein by reference.

4.9	Amended and Restated 2005 Equity Incentive Plan. Filed as Exhibit 10.3 to Clinical Data’s Quarterly Report on Form 10-Q, as filed with the Commission on November 14, 2006, and incorporated herein by reference.

5.1	Opinion of McDermott Will & Emery LLP as to the validity of the common stock of Clinical Data being registered hereby, together with consent.

23.1	Consent of Deloitte & Touche LLP, Clinical Data’s independent registered public accounting firm.

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this registration statement).

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